CERTIFICATION

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Medifocus Inc. (the “Company”) hereby certifies, to such officer’s knowledge, that the Company’s annual report on Form 20-F for the year ended March 31, 2019 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 30, 2019

/s/ Mirsad Jakubovic
	Name:	Mirsad Jakubovic
	Title:	Chief Financial Officer
(Principal Financial Officer)